                                                                     Exhibit 4.1

                             SENIOR MEDIUM-TERM NOTE

IF INDICATED ON THE FACE HEREOF THAT THIS NOTE IS A GLOBAL SECURITY, IT IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM AND EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

      In addition, if indicated on the face hereof that this Note is a Global Security, unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agents for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                 REGISTERED                       REGISTERED

NUMBER:                               PRINCIPAL AMOUNT: $
CUSIP:

                           WELLS FARGO FINANCIAL, INC.
                        SENIOR MEDIUM-TERM NOTE, SERIES D

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE DESIGNATED METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Floating Rate Note |_| or _____% Fixed Rate Note |_|

Original Issue Date:
Interest Accrual Date:
Maturity Date:
Issue Price:
Redemption Date(s):
Redemption Price(s):
Other Provisions:


                                     4.1-1

Repayment Date(s):
Repayment Price(s):
Interest Payment Period:
Interest Payment Dates:
Total Amount of OID:

Yield to Maturity:
Initial Accrual Period OID:

Method Used to Determine
Yield to Maturity and Initial
Accrual Period OID:
Original Issue Discount Note:     |_| Yes        |_| No
Global Security Note:             |_| Yes        |_| No

               (Only applicable if this is a Floating Rate Note):

Initial Interest Rate:
Index Maturity:
Base Rate:
Designated CMT Telerate Page:
Interest Reset Period:
Interest Reset Dates:
Spread (plus or minus):
Spread Multiplier:
Maximum Interest Rate:
Minimum Interest Rate:
LIBOR Currency (if other than U.S. Dollars):

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT: $

            WELLS FARGO FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of Iowa (the "Company"), for value received, hereby promises to pay to the Registered Owner identified above (the "Registered Owner"), or registered assigns, the "Principal Amount," as set forth above, on the "Maturity Date," as set forth above, and to pay interest thereon as described herein.

            The principal of (and premium, if any) and interest on this Note are payable by the Company as specified above.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN FULL BELOW, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

            Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                     4.1-2

Dated:

                                         WELLS FARGO FINANCIAL, INC.


                                         By: ________________________________
                                             [Chairman/Vice Chairman/President/
                                             Vice President]

                                         Attest and Countersign:


[Corporate Seal]                         By: ________________________________
                                             [Secretary/Assistant Secretary/
                                             Treasurer/Assistant Treasurer]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities, of
the series designated herein,
issued under the within-
mentioned Indenture

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


By: _______________________________________
    Authorized Officer


                                      4.1-3

      1. This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1991 between the Company and The First National Bank of Chicago (now called Bank One Trust Company, National Association), as Trustee (herein called the "Trustee") (said Indenture as it may be amended and supplemented from time to time, being herein called the "Indenture"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a series designated as Medium-Term Notes, Series D of the Company (herein called the "Notes"). The Notes are limited (except as otherwise provided in the Indenture) to the aggregate principal amount established from time to time by the Board of Directors of the Company. The Notes may be issued at various times with different maturity dates and different principal redemption provisions, may bear interest at different rates, and may otherwise vary, all as provided in the Indenture.

      2. A. The "Record Date" pertaining to any Interest Payment Date (as defined below) shall mean (a) with respect to Fixed Rate Notes, the first day of the calendar month if such Interest Payment Date is the fifteenth day of the calendar month or the fifteenth day of the calendar month next preceding such Interest Payment Date if such Interest Payment Date is the first day of the calendar month, in each case whether or not such date shall be a Business Day (as defined below) and (b) with respect to Floating Rate Notes, the fifteenth day preceding each Interest Payment Date, whether or not such date shall be a Business Day. Interest which is payable and punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity or upon earlier redemption or repayment will be to the Person to whom principal shall be payable; PROVIDED, FURTHER, that the first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the Registered Owner on such next succeeding Record Date. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the Borough of Manhattan, The City of New York, (b) with respect to LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. All percentages resulting from calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point being rounded upwards, and all currency or currency unit amounts used and resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upwards).

            Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the Original Issue Date, if no interest has been paid with respect to the applicable Note) to but excluding the related Interest Payment Date or the Maturity Date (or date of redemption or repayment), as the case may be.

                  B. If this is a "Fixed Rate Note" as indicated on the face hereof, the Company promises to pay interest on the Principal Amount stated on the face hereof at the rate per annum shown on the face hereof until such Principal Amount is paid or made available for payment. The Company will pay interest semi-annually each April 1 and October 1 or, if specified on the face hereof, such other dates (the date on which interest will be payable, each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date


                                      4.1-4
shown on the face hereof (the "Original Issue Date") (subject to the last proviso in the second sentence of Section 2.A hereof) and at Maturity or upon earlier redemption or repayment. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date, in each case, to but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity Date (or date of redemption or repayment) of this Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date (or date of redemption or repayment), as the case may be, to the date of such payment on the next succeeding Business Day.

                  C. If this is a "Floating Rate Note" as indicated on the face hereof, the Company promises to pay interest on the Principal Amount stated on the face hereof at the rate per annum equal to the Initial Interest Rate shown on the face hereof (an "Initial Interest Rate") until the first Interest Reset Date shown on the face hereof following the Original Issue Date specified on the face hereof (an "Interest Reset Date") and thereafter at a rate determined in accordance with the provisions below under the heading "Determination of CD Rate," "Determination of Commercial Paper Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Prime Rate", "Determination of CMT Rate" or "Determination of Treasury Rate" depending upon whether the Base Rate specified on the face hereof (the "Base Rate") is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate, CMT Rate or Treasury Rate, respectively, until the Principal Amount stated on the face hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date (subject to the last proviso in second sentence of Section 2.A hereof), and at Maturity or upon earlier redemption or repayment. Unless otherwise provided on the face hereof, the dates on which interest will be payable will be, in the case of Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Notes with an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof; PROVIDED, HOWEVER, that if an Interest Payment Date, other than at the Maturity Date (or date of redemption or repayment), as the case may be, would fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in case the Base Rate is LIBOR, as specified on the face hereof, if such date falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day; PROVIDED, FURTHER, that if the Maturity Date (or date of redemption or repayment) of this Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date (or date of redemption or repayment), as the case may be, to the date of such payment on the next succeeding Business Day.

            The interest payable on a Floating Rate Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding such Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be. Such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in


                                      4.1-5
the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, as indicated on the face hereof, or by the actual number of days in the year if the Base Rate is the CMT Rate or Treasury Rate, as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. Notwithstanding the foregoing, the interest rate shall not be greater than the "Maximum Interest Rate", if any, or less than the "Minimum Interest Rate", if any, shown on the face hereof. In addition, the interest rate shall in no event be higher than the maximum rate, if any, permitted by New York law, as the same may be modified by United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on a Floating Rate Note is payable shall be adjusted as provided herein; PROVIDED, HOWEVER, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that (i) if the Base Rate is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day or (ii) if the Base Rate is the Treasury Rate and the Interest Reset Date falls on a date which is an auction date, the Interest Reset Date shall be the following day that is a Business Day.

            The "Interest Determination Date" pertaining to an Interest Reset Date will be, if the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, CMT Rate or Prime Rate, the second Business Day next preceding such Interest Reset Date. The "Interest Determination Date" pertaining to an Interest Reset Date will be, if the Base Rate is LIBOR, the second London Banking Day next preceding such Interest Reset Date. The "Interest Determination Date" pertaining to an Interest Reset Date will be, if the Base Rate is the Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) of the Index Maturity specified on the face hereof are auctioned (the "Index Maturity"). Treasury bills are normally auctioned on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

            Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

            DETERMINATION OF CD RATE. If the Base Rate is the CD Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the applicable Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof (1) as published by the Board of Governors of the Federal Reserve System (the "Board") in "Statistical Release H.15(519) Selected Interest Rates" or any successor publication of the Board ("H.15(519)"), under the heading "CDs (secondary market)" or (2) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as described in H.15(519) Daily Update (the "H.15 Daily Update") published by the Board for the day in respect of certificates of deposit having the Index Maturity specified on the face hereof under the caption "CDs (secondary market)," or another


                                      4.1-6
recognized electronic source used for the purpose of displaying the applicable rate or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the arithmetic mean (as calculated by the Calculation Agent (as defined below)) of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date of three leading non-bank dealers in negotiable U.S. Dollar certificates of deposit in The City of New York (which may include the Agents or their respective affiliates) selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity (as specified on the face hereof) in a denomination of $5,000,000, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof (the "Spread"), or by multiplication by the Spread Multiplier, if any, specified on the face hereof (the "Spread Multiplier"); PROVIDED, HOWEVER, that if fewer than three dealers are quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate is the Commercial Paper Rate, as indicated on the face hereof, the interest rate shall equal (a) the Money Market Yield (as defined herein) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof (1) as published in H.15(519), under the heading "Commercial Paper-nonfinancial", or (2) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-nonfinancial" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean (as calculated by the Calculation Agent) of the offered rates, as of 11:00 A.M., New York City time on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include the Agents or their respective affiliates) selected by the Calculation Agent, for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; PROVIDED, HOWEVER, that if fewer than three dealers are quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            "Money Market Yield" shall be the yield calculated in accordance with the following formula:

            Money Market Yield =            D X 360          x 100
                                    ----------------------
                                       360   -   (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

            DETERMINATION OF FEDERAL FUNDS RATE. If the Base Rate is Federal Funds Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the applicable Interest Determination Date for U.S. Dollar funds (1) as published in H.15(519), under the heading


                                      4.1-7

"Federal Funds (effective)," as such rate is displayed on Moneyline Telerate Page 120 (or any other page as may replace such page on such service) or (2) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published in the H.15 Daily Update under the caption "Federal funds (effective)," or such other recognized electronic source used for the purpose of displaying the applicable rate or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the arithmetic mean (as calculated by the Calculation Agent) of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the Agents or their respective affiliates) selected by the Calculation Agent, prior to 3:00 P.M., New York City time on such Interest Determination Date, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; PROVIDED, HOWEVER, that if fewer than three brokers are quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            DETERMINATION OF LIBOR. If the Base Rate is LIBOR, as indicated on the face hereof, the interest rate shall equal LIBOR, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

            "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

                  (i) LIBOR for any Interest Determination Date will be
            determined as follows: (A) if LIBOR is specified on the face hereof to be "LIBOR-Reuters", LIBOR will be the arithmetic mean of the offered rates (unless the Reuters Screen LIBOR Page by its terms provides only for a single rate, in which case the single rate will be used) for deposits in U.S. dollars or the designated LIBOR currency (if other than U.S. Dollars) having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date, or (B) if LIBOR is specified on the face hereof to be "LIBOR-Telerate" or "LIBOR", LIBOR for such Interest Determination Date will be the rate for deposits in U.S. Dollars (if the U.S. Dollar is the LIBOR currency) having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date, which appears on the Telerate Page 3750 or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks (the "Telerate Page") as of 11:00 A.M., London time, on such Interest Determination Date. If fewer than two offered rates appear, in the case of alternative (A) above, or if such rate does not appear on the Telerate Page, in the case of alternative (B) above, the rate for such Interest Determination Date will be determined as if the rate had been specified as described in (ii) below.

                  (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBOR Page or if the rate for deposits does not appear on the Telerate Page as applicable and as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars or the designated LIBOR currency (if other than U.S. Dollars) are offered by four major banks


                                      4.1-8
            in the London interbank market (which may include the Agents or their respective affiliates) selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000, or the equivalent in the LIBOR currency, that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks (which may include the Agents or their respective affiliates) in The City of New York or the applicable principal financial center for the country of the LIBOR currency (if other than U.S. Dollars) selected by the Calculation Agent at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. Dollars or the designated LIBOR currency (if other than U.S. Dollars) to leading European banks, having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000, or the equivalent in the LIBOR currency, that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service, or any successor service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks).

            "Telerate Page" refers to the display on Moneyline Telerate, or any successor service, for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency.

            DETERMINATION OF TREASURY RATE. If the Base Rate is Treasury Rate, as indicated on the face hereof, the interest rate shall equal the rate for the auction held on the applicable Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof as such rate appears on either Telerate Page 56 or 57 under the caption "Investment Rate," or any other pages as may replace such pages on such service or a successor service or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the bond equivalent yield of the rate for Treasury bills having the Index Maturity shown on the face hereof as published in the daily update of H.15(519) or another recognized source for the purpose of displaying the applicable rate under the heading, "U.S. government securities-Treasury bills-Average high." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the rate of interest hereon will be the auction average rate on such Interest Determination Date (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on


                                      4.1-9
the face hereof. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided in the preceding sentence by 3:00 P.M., New York City time, on such Calculation Date, or if no auction is held on such Interest Determination Date, then the rate of interest hereon will be the rate (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) on such Interest Determination Date of Treasury bills having the Index Maturity shown on the face hereof as published in H.15(519) under the caption "U.S. government securities-Treasury bills (secondary market)" or, if not yet published by 3:00 P.M., New York City time, on such Interest Calculation Date, the rate (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) on such Interest Calculation Date of Treasury bills having the Index Maturity shown on the face hereof as published in the H.15 Daily Update under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or such other recognized electronic source used for the purpose of displaying the applicable rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication of the Spread Multiplier, if any, specified on the face hereof. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to Maturity (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time on such Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their respective affiliates) selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            DETERMINATION OF CMT RATE. If the Base Rate is CMT Rate, as indicated on the face hereof, the interest rate shall equal the CMT Rate adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

            "CMT Rate" shall mean, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption "
 ...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Index Maturity specified on the face hereof for (i) if the Designated CMT Telerate Page is 7051, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Index Maturity specified on the face hereof (or other United States Treasury rate for such Index Maturity) for the Interest Determination Date with respect to such Interest Reset Date as published in the relevant H.15(519). If such rate is no longer published in H.15(519), or is


                                     4.1-10
not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be the treasury constant maturity rate for the Index Maturity specified on the face hereof) (or other United States Treasury rate for such Index Maturity) for the Interest Determination Date with respect to such Interest Reset Date, as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City Time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their respective affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity specified on the face hereof and a remaining term to maturity of not less than such Index Maturity minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the Number of years that is the next highest to the Index Maturity specified on the face hereof and a remaining term to maturity closest to such Index Maturity and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

            "Designated CMT Telerate Page" means the display on the Moneyline Telerate Service, or any successor service, on the page designated on the face hereof (or any other page as may replace such page on that service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is designated, the Designated CMT Telerate Page shall be 7052, for the most recent week.

            DETERMINATION OF PRIME RATE. If the Base Rate is Prime Rate, as indicated on the face hereof, the interest rate shall equal the Prime Rat adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

            "Prime Rate" shall mean, with respect to any Interest Determination Date, the rate for such Interest Determination Date as published in H.15(519) under the heading "Bank prime loan." If such rate is not published in H.15(519) on the Calculation Date for such Interest Determination Date, then the Prime Rate for the Interest Determination Date will be calculated by the Calculation


                                     4.1-11

Agent and will be a rate equal to the arithmetic mean (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of the rates publicly announced by each bank on the Reuters Screen USPRIME1 Page as its prime rate or base lending rate as in effect for that Interest Determination Date; PROVIDED HOWEVER, that if fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for the Interest Determination Date, then the Prime Rate for such Interest Determination Date will be calculated by the Calculation Agent to be (a) the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360 day year as of the close of business on such Interest Determination Date furnished in The City of New York by at least two of the three money center banks selected by the Calculation Agent, or (b) if fewer than two quotations appear on the Reuters Screen USPRIME1 Page, the Prime Rate shall be the arithmetic mean of the prime rates furnished in The City of New York by the appropriate member of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, further, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

            The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date (or date of redemption or repayment) as the case may be. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof, the Calculation Agent will provide the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

      3. Payments of interest on this Note (other than at Maturity or earlier redemption or repayment) will be paid by check mailed to the Holder at the address appearing on the Securities Register on the applicable Record Date. Notwithstanding the foregoing, the Company may, at its option, make such payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by such Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Unless indicated on the face hereof that this Note is a Global Security, the principal hereof and any premium and interest hereon payable at Maturity or earlier redemption or repayment will be paid by wire transfer of immediately available funds upon surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. If indicated on the face hereof that this Note is a Global Security, the principal hereof and any premium and interest due on any Interest Payment Date or at Maturity or earlier redemption or repayment will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depository (as defined below) in accordance with existing arrangements between the Trustee and the Depository.

      4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 90 days prior notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) set forth on the face hereof. If less than all the Outstanding Notes of like tenor and terms


                                     4.1-12
are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that such selection shall be of principal amounts equal to the minimum authorized denomination for such Notes or any integral multiple thereof. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor and terms for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. The Notes of this series are not subject to any sinking fund.

      5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the Repayment Price(s) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Maturity Date. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest thereon to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive at its Corporate Trust Office in the Borough of Manhattan, The City of New York, or at the office or agency of the Trustee maintained for such purposes in the Borough of Manhattan, The City of New York, at least 30 days, but not more than 60 days, prior to the specified Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note's tenor and terms, the principal amount of the Note to be repaid (which shall not be less than the minimum authorized denomination of this Note or an integral multiple thereof), a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining outstanding after repayment, if any, is an authorized denomination. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company whose determination will be final and binding.

      6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If this Note is an Original Issue Discount Note (as specified on the face hereof) and the principal hereof is declared to be due and payable immediately pursuant to this Section or otherwise, the amount of principal due and payable with respect to this Note shall be limited to the sum of the principal amount of this Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount), plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration.

      7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of more than fifty percent in aggregate principal amount of the Securities at the time Outstanding, of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of


                                     4.1-13
any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      8. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

      9. The Notes are issuable only in registered form without coupons. The authorized denominations of Notes denominated in U.S. Dollars will be U.S. $1,000 and/or any amount in excess thereof which is an integral multiple of U.S. $1,000.

      10. If not indicated on the face hereof that this Note is a Global Security, as provided in the Indenture and subject to certain limitations therein set forth and set forth on the face hereof, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with registration of such transfer or exchange, other than certain exchanges not involving any transfer. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      11. "Global Security" and "Global Securities" means a Security or Securities evidencing all or a part of a series of Securities, issued to the Depository (as hereinafter defined) for such Series or its nominee, and registered in the name of such Depository or its nominee. "Depository" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as the Depository by the Company.

      12. If indicated on the face hereof that this Note is a Global Security, no holder of any beneficial interest in this Note held on its behalf by a Depository or a nominee of such Depository shall have any rights under the Indenture with respect to such Global Security, and such Depository or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as Holder of any Security.


                                     4.1-14

      13. If indicated on the face hereof that this Note is a Global Security, it is exchangeable, in whole but not in part, for Notes registered in the names of Persons other than the Depository or its nominee or in the name of a successor to the Depository or a nominee of such successor Depository only if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Note or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depository is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the Notes of this series represented by one or more Global Security or Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes of this series. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in authorized denominations and registered in such names as the Depository holding this Note shall direct. Subject to the foregoing, if this Note is a Global Security it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depository or its nominee or in the name of a successor to the Depository or a nominee of such successor depository.

      14. No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      15. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      16. This Note, including without limitation the obligation of the Company contained herein to pay the principal of and interest on this Note in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.


                                     4.1-15

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with accrued and unpaid interest to the Repayment Date, to the undersigned at

- --------------------------------------------------------------------------------
         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE UNDERSIGNED)

            For this Note to be repaid, the Company must receive this Note, with this "Option to Elect Repayment" form duly completed, at the office or agency of the Company set forth on the face hereof, at least 30 days but not more than 60 days, prior to the Repayment Date(s) (as set forth on the face hereof).

            If less than the entire principal amount of this Note is to be repaid (which shall not be less than the minimum authorized denominations of this Note), specify the portion thereof which the Holder elects to have repaid ________________________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
__________________________________________.


Date: ________________________        __________________________________________
                                      NOTICE: The signature on this Option to
                                      Elect Repayment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement.


                                     4.1-16

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - _______________________ Custodian ___________________
                          (Cust)                          (Minor)

                    under Uniform Gifts
                    to Minors Act _______________________
                                          (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto __________________________ [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE] ________________________________ (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) the within Note, and all rights thereunder, hereby irrevocably constituting and appointing __________________________ Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Date ____________________           ____________________________________________
                                    NOTICE: The signature to this assignment must be guaranteed by a commercial bank or trust company in the continental United
                                    States or by a firm or corporation having membership on any national securities exchange or in the National Association of Securities Dealers, Inc., and must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.


                                     4.1-17